UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2006

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2006, Barnes Group Inc. (the “Company”) agreed to terms of employment with Gregory F. Milzcik as the Company’s new President and Chief Executive Officer, effective October 19, 2006. See Items 5.02 and 7.01 below for further information regarding Mr. Milzcik’s appointment to this position. The agreed upon terms of employment, which are expected to be incorporated into a formal employment agreement, include the following:

Term of Agreement

The term of the Agreement will be three years commencing on October 19, 2006, subject to automatic renewal for successive one-year terms unless either party provides written notice of non-renewal at least 90 days before an anniversary of the commencement date. The Agreement will automatically terminate when Mr. Milzcik reaches age 65.

Cash Compensation

Salary: Mr. Milzcik will be paid a base salary of $600,000 per year, subject to increase from time to time beginning in 2008 in the sole discretion of the Compensation and Management Development Committee of the Board of Directors (the “Committee”).

Bonus: Mr. Milzcik is a participant in the Barnes Group Inc. Performance-Linked Bonus Plan for Selected Executive Officers (the “Bonus Plan”). Effective November 1, 2006, his Individual Target under the Plan will be increased to 75% of salary and any award payable to him for the 2006 Award Period will be prorated, based on his Individual Target of 60% of his salary in effect on October 18, 2006 for the period January 1 through October 31, 2006 and 75% of $600,000 for the period from November 1 through December 31, 2006. Awards for future Award Periods will be determined in accordance with the Bonus Plan.

Long-Term Incentives

Mr. Milzcik will continue to participate in the Company’s long-term incentive plan, with award levels, performance targets, vesting and other terms as established from time to time by the Committee. On or about February 14, 2007 when the Committee is expected to consider stock grants to other employees of the Company, Mr. Milzcik will, subject to his continued employment, be granted under the Barnes Group Inc. Stock and Incentive Award Plan (the “Stock Plan”) a long-term incentive grant with an approximate aggregate “calculated value” equal to 200% of salary ($1.2 million), as follows:

•	25% ($300,000) of the aggregate calculated value, using the binomial valuation method applied consistently with the Company’s practice, will be granted in the form of non-qualified common stock options that will vest ratably 18, 30 and 42 months after the grant date; provided, however, that the stock options will fully vest on an accelerated basis in the event of a change in control or termination of Mr. Milzcik’s employment due to death or disability.

•	50% ($600,000) of the aggregate calculated value based on the market value of the Company’s common stock on the date of grant, will be granted in the form of a performance share award that will be earned, subject to achieving Basic EPS targets to be set by the Committee over a three-year period beginning January 1, 2007. The number of shares actually earned will range from 0 – 125% of target, based on actual performance against Basic EPS targets.

•	25% ($300,000) of the aggregate calculated value, based on the market value of the Company’s common stock on the date of grant, will be granted in the form of service-based restricted stock units that will vest ratably 30, 42 and 54 months after the grant date; provided, however, that the restricted stock units will fully vest on an accelerated basis in the event of a change in control or termination of Mr. Milzcik’s employment due to death or disability.

Promotion Award

On October 19, 2006, Mr. Milzcik will, subject to his continued employment, be granted under the Stock Plan:

•	Common stock options with an aggregate calculated value of $1 million determined using the binomial valuation method applied consistently with the Company’s practice, that will vest ratably on April 19 of 2008, 2009 and 2010.

•	Restricted stock units with a value of $500,000 based on the market value of the Company’s common stock on the date of grant and vesting on October 19, 2010.

Benefits

Mr. Milzcik will continue to participate in all benefit plans and perquisites which the Company makes available to senior executives from time to time, on a basis commensurate with the position.

Severance

If Mr. Milzcik’s employment is terminated by the Company other than for cause or by Mr. Milzcik for Good Reason (as such term is defined in arrangements with other executives), he will receive:

•	Continued salary plus bonus (calculated at target level in the year of termination) and paid on a monthly basis for two years in accordance with his current Severance Agreement with the Company (a/k/a Change in Control Agreement).

•	Two-year continuation of participation in the Company’s health and welfare benefit plans (to the extent continuation is permitted under these plans). The common stock options and restricted stock units comprising the promotion award described above and all stock options and restricted stock units granted after October 19, 2006 will continue to vest during such two-year period and will be exercisable until the earlier of the normal expiration date or the third anniversary of the date of termination.

•	All post-severance compensation arrangements will conform with any applicable tax, legal or regulatory restrictions in effect at the time of severance.

Change in Control Benefits

•	All outstanding long-term incentive grants will be accelerated and distributed or become immediately exercisable in accordance with his current Severance Agreement with the Company upon a Change in Control (as such term is defined in the Severance Agreement).

•	Termination without cause or resignation for Good Reason within one year after a Change in Control entitles Mr. Milzcik to the same severance arrangements as a normal severance without cause except:

(i)	Severance payments are paid in a lump sum

(ii)	Bonus component includes time pro-ration for the year of severance

(iii)	Bonus component is based on the higher of (A) target bonus in year of severance, or (B) average annual bonus awarded in last three years

•	All post-severance compensation arrangements will conform with any applicable tax, legal or regulatory restrictions in effect at the time of severance.

Termination of Employment of Mr. Milzcik by the Company for Cause

No severance payments or benefits will be payable. All outstanding long-term incentive grants will be forfeited.

Disability/Death

Employment agreement terminates, without severance payable to Mr. Milzcik. Disability and death benefits will be paid in accordance with Company policy.

Restrictive Covenants

Following termination of employment, Mr. Milzcik will not compete with the Company for two years, will not solicit its customers for two years or its employees for three years, and will abide by confidentiality, non-disparagement and trade secrets covenants in perpetuity.

Claw-Back

Any cash or equity awards earned by Mr. Milzcik that are based on achieving specified financial performance targets will be “clawed-back” if, subsequent to the awards, the Company restates financials to comply with GAAP requirements and financial results are lower than those upon which awards were calculated (amount to be clawed back is the excess of awards received over those which would have been earned based on restated financial results).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 11, 2006, the Board of Directors (the “Board”) of the Company appointed Gregory F. Milzcik, 46, to the position of President and Chief Executive Officer of the Company, effective October 19, 2006. Mr. Milzcik, who prior to this appointment was the Company’s Executive Vice President and Chief Operating Officer, will also continue serving as a Director of the Company. See Item 1.01 above for a description of the terms of employment agreed to by the Company and Mr. Milzcik.

Effective October 19, 2006, Edmund M. Carpenter will resign his position as the Company’s President and Chief Executive Officer but will remain with the Company as the Retiring Chief Executive Officer and a Director until his previously announced retirement on December 31, 2006.

Item 7.01. Regulation FD Disclosure.

On September 11, 2006, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the appointment of Mr. Milzcik to the position of President and Chief Executive Officer of the Company, effective October 19, 2006 and the retirement of Mr. Carpenter from the Company as of December 31, 2006.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release issued by the Company on September 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2006	BARNES GROUP INC.
(Registrant)

	By:	/s/ Signe S. Gates
Signe S. Gates
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	Press Release, dated September 11, 2006